================================================================================

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant under Section 240.14a-12

                         SERVICEWARE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

================================================================================

                         SERVICEWARE TECHNOLOGIES, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Stockholders of ServiceWare Technologies, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ServiceWare Technologies, Inc. (the "Company") will be held at the offices of the Company at One North Shore Centre, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania 15212, on Tuesday, December 7, 2004 at 1:30 p.m. Eastern Standard Time, for the following purposes:

          (1) To elect two Class I Directors for a term of three years each;

          (2) To approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation that will allow the Company's Board of Directors to effect a reverse stock split of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), and to grant the Company's Board of Directors the authority, in its sole discretion, (i) to set the ratio for the reverse stock split at up to one-for-twelve, or (ii) not to complete the reverse stock split;

          (3) To approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 100 million shares to 50 million shares, which amendment will only be effective upon completion of the reverse stock split; and

          (4) To transact such other business as may properly come before the meeting.

     Holders of the Common Stock of record at the close of business on November 1, 2004, will be entitled to notice of and to vote at the meeting. A list of stockholders will be available at our Company's headquarters, One North Shore Centre, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania, 15212, and at the annual meeting.

     It is important that your shares be represented at the Annual Meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

                                          By Order of the Board of Directors,

                                          LOGO

                                          FRANK LAULETTA,
                                          Secretary

November 9, 2004
Pittsburgh, Pennsylvania

                         SERVICEWARE TECHNOLOGIES, INC.
                             ONE NORTH SHORE CENTRE
                          12 FEDERAL STREET, SUITE 503
                         PITTSBURGH, PENNSYLVANIA 15212
                                 (412) 222-4450

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on December 7, 2004, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our annual meeting of stockholders will be held at our offices at One North Shore Centre, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania 15212, on Tuesday, December 7, 2004, at 1:30 p.m. Eastern Standard Time. This proxy statement and accompanying form of proxy were first sent or given to our stockholders on or about November 9, 2004. Our annual report for the year ended December 31, 2003, is being sent to each stockholder of record along with this proxy statement.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and proposals to authorize a reverse stock split and a reduction in the number of authorized shares. In addition, our management will report on our performance during the 2003 year and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, November 1, 2004, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, we had 52,507,667 shares of common stock outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     You can vote your shares using one of the following methods:

     - Vote through the Internet at the website shown on the proxy card

     - Vote by telephone using the toll-free number shown on the proxy card

     - Complete and return a written proxy card

     Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is 11:59 p.m., Standard time, on Monday, December 6, 2004.

     You can also vote in person at the meeting, and submitting your voting instructions by any of the methods mentioned above will not affect your right to attend and vote. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have voted by Internet, telephone or on a written proxy card, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: ServiceWare Technologies, Inc., One North Shore Centre, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania, 15212, Attention: Frank Lauletta, Secretary.

What are the recommendations of our board of directors?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board recommends a vote (i) FOR election of the nominated slate of Class I directors, (ii) FOR the proposal to approve the amendment to our Third Amended and Restated Certificate of Incorporation that will allow our board of directors to effect a reverse split and grant to the board authority, in its sole discretion, to establish the ratio for the reverse split at up to one-for-twelve, or not to complete the reverse split, and (iii) FOR the proposal to approve the amendment to our Third Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock, which amendment will only be effective upon completion of the reverse split.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Amendments to Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote is required for the approval of Proposal No. 2 relating to the reverse stock split and Proposal No. 3 relating to the reduction in the number of shares of authorized Common Stock.

     Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present. Because directors are elected by a plurality of the votes cast, votes to

"WITHHOLD AUTHORITY" with respect to one or more nominees and any abstentions and broker non-votes will not be counted and will not have an effect on the outcome of the election.

     Since Proposals No. 2 and 3 each require approval by the affirmative vote of a majority of the shares entitled to vote, any non-votes (including absentions and broker non-votes) are effectively votes against for purposes of determining whether these Proposals are approved.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Our management knows of no matter to be brought before the meeting other than those described above. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

How will proxies be solicited?

     Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

     Yes. This proxy statement and our annual report are available on our web site, www.serviceware.com.

                                STOCK OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of October 31, 2004 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by each director, by each executive officer, by all executive officers and directors as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

                                                       NUMBER OF SHARES      PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIALLY OWNED(1)    OUTSTANDING(2)
------------------------------------                 ---------------------   -----------------
(i) Certain Beneficial Owners:
C.E. Unterberg, Towbin L.P. .......................       18,689,026(3)            35.4%
  350 Madison Avenue
  New York, NY 10017
(ii) Directors and executive officers:
Kent Heyman........................................        1,483,791(4)             2.8%
  President, Chief Executive Officer and Director
Scott Schwartzman..................................        1,012,844(5)             1.9%
  Chief Strategy Officer and Chief Financial
  Officer
Lokesh Seth........................................          162,700(6)               *
  Chief Technology Officer
Robert Hemphill, Jr. ..............................          285,000(7)               *
  Director
Bruce Molloy.......................................        1,724,234(8)             3.3%
  Director
Thomas Unterberg...................................        3,213,533(9)             6.1%
  Chairman of the Board
Timothy Wallace....................................          510,700(10)              *
  Director
(iii) All directors and executive officers as a
  group (7 persons): ..............................        8,392,802(11)           14.9%

---------------

  *  Less than 1%.

  (1) Except as set forth in the footnotes to this table and subject to applicable community property law, the person and entities named in the table have sole voting and investment power with respect to all shares.

  (2) Applicable percentage of ownership for each holder is based on 52,507,667 shares of common stock outstanding on October 31, 2004, plus any common stock equivalents (convertible securities) and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this proxy statement.

  (3) Information is based on information provided by the beneficial owner as of August 4, 2004, and assuming no changes in beneficial ownership since that time other than the purchase of shares of our common stock on the open market by C.E. Unterberg, Towbin, LLC as a market maker of our common stock. Includes warrants exercisable for 350,000 shares of our common stock and other shares of our common stock owned by this beneficial owner or its affiliates. The warrants and shares referred to in the preceding sentence are held variously by the following entities with which C.E. Unterberg, Towbin Holdings, Inc. is affiliated: C.E. Unterberg, Towbin, LLC, C.E. Unterberg, Towbin Capital Partners, I, L.P.; C.E. Unterberg, Towbin Private Equity Partners II, L.P.; C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P.; UT Technology Partners I, LP, UT Technology Partners II, LP and UT Technology Fund Ltd. C.E. Unterberg Towbin Holdings, Inc. disclaims beneficial ownership of shares of common stock, warrants and options owned by Mr. Thomas Unterberg.

  (4) Mr. Heyman's shares include 1,300,000 shares of our common stock underlying options, which are presently exercisable.

  (5) Mr. Schwartzman's shares include 875,000 shares of our common stock underlying options, which are presently exercisable.

  (6) Mr. Seth's shares include 162,500 shares of our common stock underlying options, which are presently exercisable.

  (7) Mr. Hemphill's shares consist of 285,000 shares of our common stock underlying options, which are presently exercisable.

  (8) Mr. Molloy's ownership includes 25,000 shares of our common stock owned by Mr. Molloy's wife and 379,125 shares of our common stock underlying options, which are presently exercisable.

  (9) Information is based on information provided by the beneficial owner as of August 4, 2004, and assumes no changes in beneficial ownership since that time. Includes 1,170,288 shares (including warrants exercisable for 125,000 shares of our common stock) owned by the following entities with respect to which Mr. Unterberg has or shares voting power: Marjorie and Clarence E. Unterberg Foundation, Inc. and Bella and Israel Unterberg Foundation, Inc., Ellen U. Celli Family Trust and Emily U. Satloff Family Trust. Mr. Unterberg disclaims beneficial ownership of shares of common stock and warrants owned by C.E. Unterberg Towbin, Holdings, Inc., other entities in which he is a member or partner and their affiliates except as to his proportionate interest in such entities. Includes options to purchase 289,125 shares owned by Mr. Unterberg. Excludes 12,500 shares of our common stock owned by Mr. Unterberg's wife, as to which Mr. Unterberg disclaims beneficial ownership.

(10) Mr. Wallace's shares include 510,000 shares of our common stock underlying options, which are presently exercisable.

(11) See Notes 4 through 10.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes our equity compensation plan information as of December 31, 2003.

                                                         (A)                (B)                  (C)
                                                                                              NUMBER OF
                                                                                              SECURITIES
                                                                                         REMAINING AVAILABLE
                                                      NUMBER OF          WEIGHTED-       FOR FUTURE ISSUANCE
                                                  SECURITIES TO BE    AVERAGE EXERCISE       UNDER EQUITY
                                                     ISSUED UPON          PRICE OF           COMPENSATION
                                                     EXERCISE OF        OUTSTANDING             PLANS
                                                     OUTSTANDING          OPTIONS,            (EXCLUDING
                                                  OPTIONS, WARRANTS     WARRANTS AND     SECURITIES REFLECTED
PLAN CATEGORY                                        AND RIGHTS            RIGHTS           IN COLUMN (A))
-------------                                     -----------------   ----------------   --------------------
Equity compensation plans approved by security
  holders(1)....................................      5,668,960           $0.4720             4,812,820
Equity compensation plans not approved by
  security holders(2)...........................        164,814           $2.7519                   N/A
Total...........................................      5,833,774           $0.5365             4,812,820

---------------

(1) Includes the ServiceWare, Inc. Amended and Restated Stock Option Plan and our 2000 Stock Incentive Plan.

(2) Includes warrants issued in connection with loan agreements and customer license agreements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

     Based on our review of the copies of such forms received by us with respect to transactions during 2003, or written representations from reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of our equity securities have been complied with on a timely basis except that Thomas Unterberg and C.E. Unterberg, Towbin failed to report their acquisition of convertible notes in payment of interest on convertible notes owned by them and their affiliates. Mr. Unterberg subsequently reported the acquisition of these securities on a Form 5 filed in January 2004. Mr. Unterberg and C.E. Unterberg, Towbin have also failed to report the conversion of their convertible notes into Common Stock in February 2004, the purchase of shares of Common Stock by their affiliates in connection with our private placement in January 2004 and the grant of stock options to Mr. Unterberg in June 2004. Mr. Lokesh Seth became a reporting officer of ours as of July 1, 2004, but did not file his initial report on Form 3 until July 23, 2004.

                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

     Our by-laws and certificate of incorporation provide for a board of directors with staggered terms and for a board consisting of not more than twelve directors. The number of directors has been set at six for the ensuing year. Each year, at least 25% of the members of our board of directors are to be elected for a term of three years and until their successors are elected and qualified.

     Our board of directors is divided into three classes. The terms of our Class I directors, currently Thomas Unterberg and Robert Hemphill, Jr., expire at the annual meeting to be held on December 7, 2004. Both of our Class I directors have been nominated for re-election to our board of directors for a three-year term expiring in 2007.

     It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2007

     Two directors are to be elected at this annual meeting. The nominating committee of our board of directors has nominated Thomas Unterberg and Robert Hemphill, Jr., the two current members of the board constituting Class I directors, to be re-elected for a three-year term expiring in 2007.

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     Robert Hemphill, Jr. has served as a director since June 2001. Mr. Hemphill is a co-founder and managing director of Toucan Capital Corp., a private equity and venture capital investment company formed in 1996. Prior to founding Toucan Capital Corp., from 1981 to 1996, Mr. Hemphill co-founded and was employed by AES Corporation, a leading global power company, most recently serving as executive vice president. Mr. Hemphill serves on the board of directors of AES Corporation (an energy production and distribution company), the National Museum of American History (Smithsonian Institute) and on the advisory board of other private companies. Mr. Hemphill received a bachelor's degree from Yale University, a graduate degree in political science from the University of California, Los Angeles and a master's degree in business administration from George Washington University.

     Thomas Unterberg has served as a director since June 2001. Mr. Unterberg is a co-founder and, since June 1989, has served as a chairman of C.E. Unterberg, Towbin, L.P., an investment banking firm. Mr. Unterberg currently serves on the boards of directors of Electronics for Imaging, Inc., PDLD (analytical communications company), Reasoning (automated software inspection company), Rumson-Fair Haven Bank & Trust Company, AES Corporation and Club One, LLC (a fitness club company). Mr. Unterberg is a graduate of Princeton University and received a master's degree in business administration from the Wharton School, University of Pennsylvania.

     Each elected Class I director will hold office until the 2007 annual meeting of stockholders and until his successor is duly elected and qualified. Neither of the nominees is related to any other nominee, director or executive officer of ours.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES TO OUR BOARD OF DIRECTORS. PLEASE NOTE THAT PROXIES CANNOT BE VOTED FOR MORE THAN TWO CLASS I DIRECTORS.

BOARD OF DIRECTORS

     We currently have five members on our board of directors and there is one vacancy in Class II Directors. The current composition of our board of directors is as follows:

                                         SERVED AS A             POSITION(S) WITH
NAME                              AGE   DIRECTOR SINCE             OUR COMPANY
----                              ---   --------------           ----------------
Thomas Unterberg................  73         2001        Class I Director
Robert Hemphill, Jr. ...........  61         2001        Class I Director
Timothy Wallace.................  47         1994        Class II Director
Bruce Molloy....................  50         1999        Class III Director
Kent Heyman.....................  49         2002        President, Chief Executive
                                                         Officer and Class III Director

     Kent Heyman joined our board of directors in February 2002. Mr. Heyman was appointed our president and chief executive officer in September 2001. From June 1996 to December 2000, he served as senior vice president at Mpower Communications, a facilities-based communications provider. Prior to his tenure at Mpower, Mr. Heyman served as litigation department chairman and lead trial counsel for Dowling Magarian Aaron and Heyman, a law firm in Fresno, California. Mr. Heyman earned a doctor of law (J.D.) degree from the University of the Pacific's McGeorge School of Law, and received a bachelor's degree from California State University, Fresno.

     Bruce Molloy has served as a member of our board of directors since July 1999. Mr. Molloy founded the Molloy Group and served as its chief executive officer and chairman of the board from October 1992 until we acquired that company in July 1999. Subsequent to our acquisition of the Molloy Group, Mr. Molloy served as a consultant with us from July 1999 through January 2001. From January 2001 until October 2002, Mr. Molloy was a self-employed consultant. Since October 2002, Mr. Molloy has served as chief executive officer of Connotate Technologies, Inc., a software technology firm. Mr. Molloy is the inventor of the patented Cognitive Processor(R) used in our products. Mr. Molloy received a Bachelor of Arts degree in music and physics from Columbia University.

     Timothy Wallace joined our board of directors in 1994. Mr. Wallace currently is the chairman and chief executive officer of Full Tilt Solutions, a business-to-business professional service company, which he joined in January 2000. Prior to Full Tilt, Mr. Wallace was the president and chief executive officer of Xerox Connect, a network integration technology company from May 1998 through December 1999. From May 1996 until May 1998, Mr. Wallace was the president, chief executive officer and a director of XLConnect Solutions, which he founded. Xerox Connect acquired XLConnect in May 1998. From 1991 to 1996, Mr. Wallace was the vice president of professional services of The Future Now, a national systems integration company. Mr. Wallace received a Bachelor of Science degree in business administration from Indiana University of Pennsylvania and a master's degree in business administration from Miami University of Ohio.

     For the biographical information of our Class I directors, Thomas Unterberg and Robert Hemphill, Jr., see the above list of nominees.

     Each elected Class I director will hold office until our 2007 annual meeting of stockholders and until his successor is duly elected and qualified. Each Class II director will hold office until the 2005 annual meeting of stockholders and until his successor is duly elected and qualified. Each Class III director will hold office until the 2006 annual meeting of stockholders and until his successor is duly elected and qualified. None of our current directors is related to any other director or to any executive officer of ours.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have a standing audit committee, compensation committee and nominating committee. Each committee has the right to retain its own legal and other advisors.

  Audit Committee

     Our audit committee consists of Thomas Unterberg and Timothy Wallace. Our audit committee met four times during the 2003 fiscal year. Our board of directors has designated Timothy Wallace as our "audit committee financial expert" and has determined that he is independent within the meaning of the rules of the SEC.

     The primary responsibilities of our audit committee include: (i) monitoring and overseeing our accounting and financial reporting policies and practices and our internal controls; (ii) overseeing the quality and objectivity of our financial statements and the independent audit thereof by, among other things, reviewing and appraising the audit efforts of our independent auditors; and
(iii) acting as liaison, among the independent auditors, our management and the full board of directors. A copy of the audit committee charter is attached as Appendix B to this Proxy Statement.

     Each audit committee member other than Thomas Unterberg is an independent member of our board of directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. As an independent director of our board of directors, no audit committee member is an officer or employee of ours and no audit committee member other than Thomas Unterberg has a relationship, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Unterberg does not qualify as an independent director as a result of transactions between our company and him or his affiliated entities during 2003. See "Related Party Transactions."

  Compensation Committee

     Our compensation committee currently consists of Thomas Unterberg and Timothy Wallace. Our compensation committee met one time during 2003. Our compensation committee is empowered to approve salaries and incentive compensation for our executive officers and administer our stock incentive plans.

  Nominating Committee

     Our nominating committee currently consists of Robert Hemphill and Timothy Wallace. Our nominating committee did not meet during 2003. The primary responsibility of our nominating committee is to review and nominate candidates for election to our board of directors. All of the members of our nominating committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

     The responsibilities of the nominating committee are to identify individuals qualified to become board members, recommend director nominees to the board of directors prior to each annual meeting of stockholders and recommend nominees for any committee of the board. A copy of the charter of the nominating committee can be found on our website at www.serviceware.com by following the links under "Investor Relations."

     To fulfill its responsibilities, the nominating committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the nominating committee will evaluate each incumbent's continued service, in light of the board's collective requirements, at the time such director's class comes up for reelection. When the need for a new director arises (whether because of a newly created board seat or vacancy), the nominating committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates. The nominating committee will review the qualifications of each candidate. Final candidates generally will be interviewed by our chief executive officer, chairman of the board and one or more other board members. The nominating committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information. Our board makes the final decision on whether to invite the candidate to join the board.

     The nominating committee's charter provides general qualifications nominees should meet. These qualifications include the following:

     - Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing diverse experience in areas that are relevant to our business activities.

     - Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

     - A director should disclose the director's consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director's service to us. The nominating committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board. Current positions held by directors may be maintained unless the board determines that doing so would impair the director's service to our board.

     Any stockholder may nominate a person for election as a director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures. These procedures generally require that certain written information about the nominee and nominating stockholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting released to stockholders in connection with the previous year's annual meeting of stockholders.

     In addition, the nominating committee will consider for inclusion in the board's annual slate of director nominees candidates recommended by significant, long-term stockholders. A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than 5% of our voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting. In order for such a nominee to be considered for inclusion with the board's slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above. The nominating stockholder should expressly indicate in the notice that such stockholder desires that the board and nominating committee consider the stockholder's nominee for inclusion with the board's slate of nominees for the meeting. The nominating stockholder and stockholder's nominee should undertake to provide, or consent to our obtaining, all other information the board and nominating committee request in connection with their evaluation of the nominee.

     A stockholder nominee submitted for inclusion in the board's slate of nominees should meet the criteria for a director described above. In addition, in evaluating stockholder nominees for inclusion with the board's slate of nominees, the board and nominating committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board.

     The nominating committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation. The policies and procedures described above are subject to change.

MEETINGS OF OUR BOARD OF DIRECTORS

     Our board of directors met nine times during our 2003 fiscal year. Each incumbent director attended at least 75% of the total of all board and committee meetings he was entitled to attend during the 2003 year. It is our policy that at least one of our board members attends each annual meeting of stockholders so that the board is represented and that at least a majority of our board attends by telephone.

     Independent members of our board may be contacted by letter directed to the named member in care of ServiceWare Technologies, Inc., Corporate Secretary, One North Shore Centre, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania 15212. The sealed envelope will be sent on to the addressee by our corporate secretary.

COMPENSATION OF DIRECTORS

     Our directors do not receive any cash compensation for their services as directors, but we reimburse directors for reasonable and necessary expenses incurred in connection with attendance at meetings of our board of directors and other company business. On October 15, 2003, pursuant to our 2000 Stock Incentive Plan, we granted to Mr. Wallace options to purchase 150,000 shares of our common stock. The exercise price of these options is $0.26 per share, and one-half of the options vest on each of October 15, 2004 and 2005.

     From time to time, members of our board of directors have previously been granted options to purchase shares of our common stock. See "Security Ownership of Management and Certain Beneficial Owners" for disclosure of vested options held by each director.

                      PROPOSAL NO. 2:  REVERSE STOCK SPLIT

INTRODUCTION

     Our board of directors believes it is advisable and in the best interests of our stockholders to be granted the authority to effect a reverse stock split of our outstanding Common Stock. Our board has unanimously approved the presentation to stockholders of a proposal to amend our Third Amended and Restated Certificate of Incorporation to allow our board of directors to effect a reverse stock split of our Common Stock on the terms described in this proxy statement. The board of directors is asking the stockholders to approve this amendment, which the board of directors may implement in its sole discretion at any time before June 30, 2006.

     Similar proposals to Proposal No. 2 and Proposal No. 3 discussed below were approved by our stockholders at our annual meeting of stockholders held on June 11, 2002 and again at a special meeting held on February 10, 2003, but the authority granted to our board in each case has expired without action by our board. Our board of directors initially deferred action on a reverse split, as we were uncertain as to whether we would be able to meet other continued listing criteria of Nasdaq and subsequently deferred action since our Common Stock was delisted. We are now once again proposing to grant our board of directors the authority to implement a reverse stock split intended to increase our per share stock price in a manner that our stock may become eligible for listing on Nasdaq or a national stock exchange.

     The amendment approved by the board of directors does not specify the ratio for the reverse stock split but rather approves a range for a reverse stock split of between one-for-two and one-for-twelve (the "Reverse Split"). As such, in asking the stockholders to approve the Reverse Split, the board is also asking the stockholders to grant to them the authority to set the ratio for the Reverse Split. Based on the current market price of our Common Stock, the Reverse Split would be implemented at no less than one-for-eight. However, an increase in our stock price before the Reverse Split is implemented could cause our board of directors to consider a Reverse Split at one-for-two.

     If the stockholders approve Proposal No. 2 relating to the Reverse Split at the annual meeting, the board will be authorized, in its sole discretion, to implement the Reverse Split at any time before June 30, 2006, or to abandon the Reverse Split. The board will set the ratio for the Reverse Split or abandon the Reverse Split as it determines is advisable considering relevant market conditions at the time of the Reverse Split. The board believes that approval of this discretion to the board, rather than approval of an immediate stock split of a specified ratio, provides the board with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Company and our stockholders. In setting the ratio for the Reverse Split, the intention of our board of directors is to increase the stock price sufficiently above the minimum bid price that may be required for listing on a national stock exchange or the Nasdaq Stock Market so that we may become eligible for listing without being subjected to delisting for failure to meet the minimum bid price absent a significant percentage decline in our stock price.

     One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for minimal adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split.

     The table below shows the number of shares that would be issued and outstanding, authorized and reserved for issuance and authorized but unreserved for issuance upon the implementation of the Reverse Split at each ratio from one-for-two to one-for-twelve based on our capitalization as of September 30, 2004, and without regard to the adoption and implementation of Proposal No. 3.

                                                                   SHARES
                                               SHARES ISSUED   AUTHORIZED AND       SHARES
                                                    AND         RESERVED FOR    AUTHORIZED BUT
                                               OUTSTANDING*       ISSUANCE        UNRESERVED
                                               -------------   --------------   --------------
As of September 30, 2004.....................   52,507,667       15,495,211       31,997,122
If 1-for-2 Stock Split
  Enacted....................................   26,253,833        7,747,605       65,998,561
If 1-for-3 Stock Split
  Enacted....................................   17,502,555        5,165,070       77,332,374
If 1-for-4 Stock Split
  Enacted....................................   13,126,916        3,873,802       82,999,280
If 1-for-5 Stock Split
  Enacted....................................   10,501,533        3,099,042       86,399,424
If 1-for-6 Stock Split
  Enacted....................................    8,751,277        2,582,535       88,666,187
If 1-for-7 Stock Split
  Enacted....................................    7,501,095        2,213,601       90,285,303
If 1-for-8 Stock Split
  Enacted....................................    6,563,458        1,936,901       91,499,640
If 1-for-9 Stock Split
  Enacted....................................    5,834,185        1,721,690       92,444,124
If 1-for-10 Stock Split
  Enacted....................................    5,250,766        1,549,521       93,199,712
If 1-for-11 Stock Split
  Enacted....................................    4,773,424        1,408,655       93,817,920
If 1-for-12 Stock Split
  Enacted....................................    4,375,638        1,291,267       94,333,093

---------------

* Shares issued and outstanding excludes treasury shares.

     If Proposal No. 3 is adopted and implemented, then each number in the column labeled "Shares Authorized But Unreserved" would decrease by 50,000,000. The other numbers in the above table would not be affected by the adoption and implementation of Proposal No. 3.

     Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease unless Proposal No. 2 is adopted and a one-for-two stock split is implemented, in which case, there will be no resulting increase in the number of shares authorized and unreserved.

     Other than shares reserved for issuance upon exercise of outstanding stock options and warrants and shares that may be reserved in the future upon future grants of stock options in accordance with our stock option plan, we have no plans at the present time to issue additional shares of our Common Stock. Nevertheless, our board of directors may, from time to time, deem it to be in the best interests of the Company and our stockholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. In that event, our board of directors would seek approval of the stockholders if required at that time. The Reverse Split is not part of any plan or proposal to take the Company private. Rather, the Reverse Split is intended to enable us to remain public and to increase the possibility that our Common Stock may become eligible for trading on a national stock exchange or Nasdaq.

     The proposed Certificate of Amendment to our Third Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as APPENDIX A. The Reverse Split will become effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware or at such later date as may be set forth in the Certificate of Amendment.

     Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendment to our charter to complete the Reverse Split.

BACKGROUND OF THE REVERSE SPLIT

     Our Common Stock was traded on the Nasdaq National Market from the date of our initial public offering until April 24, 2002, when our Common Stock commenced trading on the Nasdaq SmallCap Market. Our Common Stock was delisted from the Nasdaq SmallCap Market effective as of May 5, 2003, and we have since been traded on the over-the-counter bulletin board maintained by the National Association of Securities Dealers. We would like to have our Common Stock listed again on Nasdaq or on a national stock exchange, but we do not currently meet the listing requirements for Nasdaq or any national stock exchange.

     By way of illustration, requirements for listing on The Nasdaq SmallCap Market are listed below:

          (1) either (a) stockholders' equity of $5,000,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $750,000, or (c) market capitalization of $50,000,000;

          (2) a public float of 1,000,000 shares;

          (3) a market value of public float of $5,000,000;

          (4) a minimum bid price of $4.00 per share;

          (5) at least three market makers;

          (6) at least 300 round lot stockholders; and

          (7) compliance with Nasdaq corporate governance rules.

     Our board believes that it is in the best interest of the Company and our stockholders to approve the proposal relating to the Reverse Split at this time to give the board the flexibility to implement a Reverse Split intended to increase our minimum bid price. After giving effect to the Reverse Split, we anticipate that we might be eligible for listing on Nasdaq or a national stock exchange. Even if the Revenue Split is implemented, we cannot assure our stockholders that we will be able to achieve listing of our Common Stock on Nasdaq or a national stock exchange.

REASONS FOR THE REVERSE SPLIT

     The board is proposing authority to implement a Reverse Split to enable us, if required, to seek to increase the market price per share of our Common Stock in an effort to meet the listing requirements of Nasdaq or a national stock exchange. The board also believes that an increased per share price of our Common Stock that is expected to result from a Reverse Split may increase the attractiveness of our Common Stock to prospective investors and the financial community.

     In reaching its decision to seek and recommend authority to implement a Reverse Split, the board considered, among many other factors, the consequences of our Common Stock not now being listed on Nasdaq or a national stock exchange. Our Common Stock is currently quoted on the OTC Bulletin Board maintained by the NASD. Our board believes that the liquidity and marketability of shares of our Common Stock has been adversely affected. As a result, investors might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. In addition, since our Common Stock has been delisted and the trading price of our Common Stock has continued to be less than $1.00 per share, trading in our Common Stock is subject to certain rules under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our Common Stock, which may further affect the liquidity of our Common Stock. For the above reasons, we believe that current and prospective investors will view an investment in our Common Stock more favorably if our shares are listed on Nasdaq or a national stock exchange than if our Common Stock trades on the OTC Bulletin Board. In addition, we also believe that being listed on Nasdaq or a national stock exchange will be viewed more favorably by prospective and actual customers, partners and employees.

     Our board believes that the Reverse Split and anticipated increase in the per share price of our Common Stock should also enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers' commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

     Although we believe that a Reverse Split may be in the best interests of the Company and our stockholders, if implemented, the Reverse Split may result in some stockholders owning "odd-lots" of less than 100 shares. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. In addition, a Reverse Split may make it more difficult for us to meet other requirements for listing on Nasdaq or a national stock exchange relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

     We cannot assure you that the Reverse Split will have any of the desired consequences described above. Specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split or that we will be able to achieve listing of our Common Stock on Nasdaq or a national stock exchange.

EFFECTING THE REVERSE SPLIT

     If approved by stockholders at the annual meeting, the amendment to our Certificate of Incorporation to implement a Reverse Split will be effected only upon the board's determination that the Reverse Split is then in the best interests of the Company and our stockholders and its establishment of an appropriate ratio for the Reverse Split based on factors at the time. The board will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of our Common Stock and on our compliance with applicable listing requirements, and the marketability and liquidity of our Common Stock. The actual timing of the filing of the Certificate of Amendment to our Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by the board. Also, if for any reason the board of directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by the stockholders of the Company. The Reverse Split will be effective as of the Effective Date set forth in the Certificate of Amendment.

     Upon the filing of the Certificate of Amendment, without further action on the part of the Company or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date would be converted into a lesser number of shares of Common Stock calculated in accordance with the terms of the amendment to our charter (the "New Common Stock") based on a reverse split ratio of between one-for-two and one-for-twelve. For example, if a stockholder presently holds 100 shares of Common Stock, he, she or it would hold 10 shares of Common Stock following a one-for-ten reverse split.

NO FRACTIONAL SHARES

     We would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately before the Effective Date. As of November 1, 2004, we have 376 stockholders of record, and no record stockholders own less than 10 shares of our Common Stock. As such, there will be very minimal impact, and possibly no impact, on the number of stockholders of record as a result of cashing out fractional shares upon implementation of the Reverse Split.

EXCHANGE OF STOCK CERTIFICATES

     The conversion of the shares of our Common Stock under the Reverse Split will occur automatically on the Effective Date. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.

     Our transfer agent, American Stock Transfer & Trust Company, would act as exchange agent ("Exchange Agent") to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares. As soon as practicable after the Effective Date, the Company or the Exchange Agent will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our Common Stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Consequently, you will need to surrender your Old Certificates before you will be able to sell or transfer your stock.

     Stockholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

     We estimate that our aggregate expenses relating to the Reverse Split will be approximately $30,000. All expenses of the exchange of certificates will be borne by us.

     YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

EFFECT ON OUTSTANDING SHARES

     If the Reverse Split is completed, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged. The number of shares of Common Stock that may be purchased upon exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will be adjusted in accordance with their terms as of the Effective Date.

ACCOUNTING CONSEQUENCES

     The par value of our Common Stock would remain unchanged at $.01 per share after the Reverse Split. However, the Common Stock as designated on our Balance Sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the Additional Paid In Capital as designated on our Balance Sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net income (loss) per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Split.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to stockholders of the Company. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

     ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

     We believe that, except with respect to cash payments for fractional shares, our stockholders who exchange their Common Stock solely for New Common Stock should generally recognize no gain or loss for federal income tax purposes. A stockholder's aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the Common Stock exchanged therefore. The holding period of the New Common Stock received by such stockholder should include the period during which the surrendered Common Stock was held, provided all such Common Stock was held as a capital asset at the Effective Date. Stockholders who receive cash upon redemption of their fractional share interests as a result of the Reverse Split will generally recognize gain or loss based upon their adjusted basis in the fractional shares redeemed. Generally, a stockholder receiving cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share.

     We will not recognize any gain or loss as a result of the Reverse Split.

     Our beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION THAT WILL ALLOW OUR BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT, AND GRANT TO THE BOARD AUTHORITY, IN ITS SOLE DISCRETION, TO ESTABLISH THE RATIO FOR THE REVERSE SPLIT AT UP TO ONE-FOR-TWELVE, OR NOT TO COMPLETE THE REVERSE SPLIT.

                                PROPOSAL NO. 3:
           CHANGE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     We currently have 100 million shares of Common Stock authorized for issuance. In connection with the Reverse Split, the board has determined that it is in the best interests of the Company and its stockholders to also decrease the number of authorized shares of Common Stock as designated by our charter by 50 million shares. The decrease would become effective upon filing the proposed Certificate of Amendment to our Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware or such later date as may be set forth in the Certificate of Amendment. The proposed Certificate of Amendment is attached to this Proxy Statement as APPENDIX A. We are not seeking to decrease the authorized number of shares of preferred stock, which is presently set at 5,000,000 shares. In addition, we will not effect this proposal unless the Reverse Split is undertaken.

     The board determined to seek approval to decrease the number of authorized shares of Common Stock because it believes that, after implementation of the Reverse Split, the availability of 50 million shares of Common Stock will be sufficient for corporate purposes. In addition, a decrease in the number of authorized shares of Common Stock would reduce the amount of franchise tax we pay annually to the State of Delaware. The board, however, determined to only reduce the number of authorized shares of Common Stock by 50 million shares rather than by an amount in the same proportion as the ratio set for the Reverse Split. The board made this determination because it believes that the availability of these additional authorized shares may be beneficial in the future because it will allow the board to issue shares for corporate purposes, without obtaining stockholder approval (except if such approval is required by law or otherwise), if appropriate opportunities arise.

     Other than shares reserved for issuance upon exercise of outstanding stock options and warrants and shares that may be reserved in the future upon future grants of stock options in accordance with our stock option plan, we have no plans at the present to issue additional shares of our Common Stock. Nevertheless, our board of directors may, from time to time, deem it to be in the best interests of the Company and our stockholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. In that event, our board of directors would seek approval of the stockholders if required at that time.

     Upon implementation of the Reverse Split and approval of this proposal, the number of shares available for issuance (in proportion to the number of outstanding shares) will increase unless a one-for-two stock split is implemented, in which case, there will be no resulting increase in the percentage of shares authorized and unreserved. The issuance in the future of these shares may have the effect of diluting our earnings per share and book value per share, as well as the stock ownership and voting rights of our current stockholders.

     The table below shows the number of shares that would be issued and outstanding, authorized and reserved for issuance and authorized but unreserved for issuance upon the implementation of the Reverse Split at each ratio from one-for-two to one-for-twelve based on our capitalization as of September 30, 2004, and assuming the adoption and implementation of Proposal No. 3.

                                                                   SHARES
                                               SHARES ISSUED   AUTHORIZED AND       SHARES
                                                    AND         RESERVED FOR    AUTHORIZED BUT
                                               OUTSTANDING*       ISSUANCE        UNRESERVED
                                               -------------   --------------   --------------
As of September 30, 2004.....................   52,507,667       15,495,211       31,997,122
If 1-for-2 Stock Split
  Enacted....................................   26,253,833        7,747,605       15,998,561
If 1-for-3 Stock Split
  Enacted....................................   17,502,555        5,165,070       27,332,374
If 1-for-4 Stock Split
  Enacted....................................   13,126,916        3,873,802       32,999,280
If 1-for-5 Stock Split
  Enacted....................................   10,501,533        3,099,042       36,399,424
If 1-for-6 Stock Split
  Enacted....................................    8,751,277        2,582,535       38,666,187
If 1-for-7 Stock Split
  Enacted....................................    7,501,095        2,213,601       40,285,303
If 1-for-8 Stock Split
  Enacted....................................    6,563,458        1,936,901       41,499,640
If 1-for-9 Stock Split
  Enacted....................................    5,834,185        1,721,690       42,444,124
If 1-for-10 Stock Split
  Enacted....................................    5,250,766        1,549,521       43,199,712
If 1-for-11 Stock Split
  Enacted....................................    4,773,424        1,408,655       43,817,920
If 1-for-12 Stock Split
  Enacted....................................    4,375,638        1,291,267       44,333,093

---------------

* Shares issued and outstanding excludes treasury shares.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, WHICH AMENDMENT WILL ONLY BE EFFECTIVE UPON COMPLETION OF THE REVERSE SPLIT.

                          BOARD AUDIT COMMITTEE REPORT

     We have reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2003.

     Management is responsible for our internal controls and financial reporting process. Our independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. As appropriate, the audit committee reviews, evaluates and discusses with our management, internal accounting and financial personnel, and independent auditors, the following:

     - the plan for, and our independent auditors' report on, each audit of our financial statements;

     - our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

     - management's selection, application and disclosure of critical accounting policies;

     - changes in our accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to our company; and

     - the adequacy of our internal controls and accounting, financial and auditing personnel.

     We have discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants ("SAS 61"). SAS 61 requires our independent auditors to discuss with our audit committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     We have received, reviewed and discussed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board ("Independence Standards Board Standard No. 1"), and have discussed with the auditors the auditors' independence. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor's professional opinion, may be reasonably thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.

     We have considered whether the non audit services provided by the independent auditors, as set forth in the section of our proxy statement entitled, "Fees Paid to Independent Auditors," are compatible with maintaining the public accountants' independence.

     Based on the reviews and discussions referred to above, we recommended to our board of directors that the financial statements referred to above be included in our annual report on Form 10-K for the year ended December 31, 2003.

                  AUDIT COMMITTEE

                  Thomas Unterberg   Timothy Wallace

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                               EXECUTIVE OFFICERS

     The following table identifies our current executive officers:

NAME                         AGE   CAPACITIES IN WHICH SERVED    IN CURRENT POSITION SINCE
----                         ---   --------------------------    -------------------------
Kent Heyman(1).............  49    President and                 September 2001
                                   Chief Executive Officer

Scott Schwartzman(2).......  41    Chief Strategy Officer,       October 2001/
                                   Chief Financial Officer,      February 2003
                                   and Treasurer

Lokesh Seth(3).............  32    Chief Technology Officer      July 2004

---------------

(1) As a Class III director, biographical information on Mr. Heyman is located above.

(2) Mr. Schwartzman has served as our chief financial officer since February 2003 and our chief operating officer from October 2001 until October 2004. In October 2004, Mr. Schwartzman was named chief strategy officer. He was named treasurer in September 2001. From October 2000 to October 2001, Mr. Schwartzman served as our vice president of global enterprise services. From September 1998 to September 2000, Mr. Schwartzman served as vice president of professional services at Firepond, Inc., a provider of e-business selling solutions. From February 1994 to August 1998, Mr. Schwartzman served in a variety of positions, including director of professional services, for SAP America, an Enterprise Resource Planning (ERP) software company. Prior to his tenure at SAP, Mr. Schwartzman held positions in operations and systems management at Star Dynamic Corporation, Dep Corporation and Revlon Corporation. Mr. Schwartzman received a Bachelor of Science degree in business administration from Syracuse University.

(3) Lokesh Seth was elected as our chief technology officer in July 2004. Mr. Seth has been with us in a variety of positions since 1998, serving as vice president of products and technology from April 2002 to June 2004. From June 1996 to July 1998 Mr. Seth was with Claremont Technology (now Covansys), a management and IT consulting firm. From June 1992 to August 1994, Mr. Seth was the co-owner of a consulting firm that specialized in building custom applications and conducting training for educational institutions. Mr. Seth received a Bachelor of Technology degree in computer science engineering from India and an MBA from Miami University of Ohio.

     None of our executive officers are related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 2003, 2002 and 2001, the cash compensation paid by us, as well as certain other compensation paid or accrued for such year, to our chief executive officer and other executive officers. Such table also indicates all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                         ANNUAL COMPENSATION                AWARDS
                                                --------------------------------------   ------------
                                                                            OTHER
                                                                           ANNUAL          OPTIONS
NAME AND PRINCIPAL POSITION              YEAR   SALARY($)   BONUS($)   COMPENSATION($)       (#)
---------------------------              ----   ---------   --------   ---------------   ------------
Kent Heyman,...........................  2003    226,173         --         1,406               --
  President and Chief Executive
  Officer(1)                             2002    225,000         --         5,500(2)       800,000
                                         2001     74,063         --            --          500,000

Scott Schwartzman,.....................  2003    189,135      7,500            --          250,000
  Chief Operating Officer(3)             2002    175,000     10,000            --          250,000
                                         2001    175,000         --            --          500,000

---------------

(1) Mr. Heyman commenced employment with us in September 2001, and therefore, the compensation shown for him for 2001 is for the period from September 2001 through December 2001.

(2) Includes contributions by us under our 401(k) Plan.

(3) 50,000 of the options granted to Mr. Schwartzman in 2001 were canceled in September 2002 and reissued with a new price in March 2003.

     None of the individuals listed above received perquisites or personal benefits during any of the years indicated in excess of the lesser of $50,000 or 10% of his annual salary and bonus. The amount of such benefits to all executive officers as a group during any of the years indicated was less than 10% of their aggregate annual salaries and bonuses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee currently consists of Thomas Unterberg and Timothy Wallace.

     Neither of the members of our compensation committee has ever been an officer or employee of our company. None of our executive officers has served or serves as a member of our board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee. There are no, and during 2003 there were no, compensation committee interlocks.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     Under the provisions of Kent Heyman's employment agreement and our executive compensation plan, Mr. Heyman is entitled to a salary of $225,000 per year with a target bonus of $125,000 for 2004. Mr. Heyman can earn up to 150% of the target bonus based on our EBITDA performance during 2004. In addition, Mr. Heyman will be granted options to purchase 800,000 shares of stock with vesting over three years. The employment agreement expires on January 25, 2005, unless sooner terminated. Mr. Heyman is also entitled to participate in all of our standard benefit plans.

     Under the provisions of Scott Schwartzman's employment agreement and our executive compensation plan, Mr. Schwartzman is entitled to a salary of $195,000 per year with a target bonus of $100,000 for 2004. Mr. Schwartzman can earn up to 150% of the target bonus based on our EBITDA performance during 2004 and his individual performance. In addition, Mr. Schwartzman will be granted options to purchase 500,000 shares of stock with vesting over three years. The employment agreement expires on January 25, 2005, unless sooner terminated. Mr. Schwartzman is also entitled to participate in all of our standard benefit plans.

     Under their employment agreements, each of Mr. Heyman and Mr. Schwartzman is entitled to a severance package equal to six months of their base salary if their employment with us is terminated without cause or as a result of a change of control. Additionally, 100% of their annual bonus is automatically payable as a result of a change of control, with 50% paid at the closing of the transaction effecting the change of control and the balance paid at the earlier of nine months after the closing or upon termination as a result of a change of control.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information regarding all stock options granted in the 2003 fiscal year under our stock option plans to our executive officers named in the Summary Compensation Table above.

                                                                                       POTENTIAL REALIZED
                                       % OF TOTAL               MARKET                  VALUE AT ASSUMED
                          NUMBER OF     OPTIONS                PRICE OR                 ANNUAL RATES OF
                          SECURITIES   GRANTED TO                FAIR                     STOCK PRICE
                          UNDERLYING   EMPLOYEES                VALUE                   APPRECIATION(1)
                           OPTIONS     IN FISCAL    EXERCISE   ON DATE    EXPIRATION   ------------------
                           GRANTED        YEAR       PRICE     OF GRANT      DATE        5%        10%
                          ----------   ----------   --------   --------   ----------   -------   --------
Kent Heyman.............        --         N/A         N/A        N/A           N/A         --         --

Scott Schwartzman.......   250,000        30.5%      $0.26      $0.26     3/31/2013    $40,878   $103,593

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of our stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table shows aggregate exercises of options during 2003 and the values of options held as of December 31, 2003, by our executive officers named in the Summary Compensation Table above.

                                                             NUMBER OF        VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                 SHARES                  DECEMBER 31, 2003    DECEMBER 31, 2003 (1)
                                ACQUIRED      VALUE      EXERCISABLE (E)/       EXERCISABLE (E)/
NAME                           ON EXERCISE   REALIZED    UNEXERCISABLE (U)      UNEXERCISABLE (U)
----                           -----------   --------   -------------------   ---------------------
Kent Heyman..................      --          --            1,150,000E             $343,500E
                                                               150,000U             $ 28,500U

Scott Schwartzman............      --          --              700,000E             $220,500E
                                                               250,000U             $ 66,000U

---------------

(1) Amounts shown are based upon the closing sale price for our common stock on December 31, 2003, which was $0.60 per share.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     To ensure that our compensation policies are administered in an objective manner, our compensation committee is comprised entirely of non-management directors. Further, our compensation committee members have no "interlocking" relationships as defined by the Securities and Exchange Commission.

  Compensation Governance

     This report describes our executive compensation program and the basis on which the 2003 fiscal year compensation determinations were made by us for our executive officers, including our chief executive officer and the executives named in the compensation table above. We establish all components of executive pay and recommend or report our decisions to our board of directors for approval.

     Our duties include recommending to our board of directors the base salary levels for all executive officers as well as the design of awards in connection with all other elements of the executive pay program. We also evaluate executive performance and address other matters related to executive compensation.

  Compensation Policy and Overall Objectives

     In developing recommendations regarding the amount and composition of executive compensation, our goal is to provide a compensation package that will enable us to attract and retain highly qualified individuals for our executive positions. In addition, our objectives include rewarding outstanding performance and linking the interests of our executives to the interests of our stockholders. In determining actual compensation levels, we consider all elements of the program in total rather than any one element in isolation.

     We believe that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team.

     The key elements of our executive compensation are base salary, discretionary annual bonuses, long-term incentives, and various other benefits, including medical insurance and a 401(k) plan, which are generally available to all of our employees. Each of these is addressed separately below.

  Base Salaries

     We regularly review each executive's base salary. The base salary ranges of our executives are targeted to be in the range of the median base pay ranges of similarly positioned executives in the group of comparable companies selected for compensation comparison purposes.

     Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by performance, evaluated based on sustained levels of contribution to our company and/or salary increases in the industry for similar companies with similar performance profiles.

     On September 5, 2001, Mr. Kent Heyman was appointed our president and chief executive officer. Mr. Heyman's base salary was initially negotiated to be $225,000 per year. In establishing Mr. Heyman's compensation, we examined Mr. Heyman's prior experience and breath of knowledge, as well as the size, complexity and historical performance of our business, our position as compared to our peers in the industry and the specific challenges faced by us.

  Annual Bonuses

     Annual bonus opportunities allow us to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. In the 2002 fiscal year, our board of directors established an executive bonus plan that would pay performance-based bonuses of up to a maximum of $75,000 to each senior executive and up to a maximum of $100,000 to our chief executive officer. In the 2003 fiscal year, no bonus was paid to our senior executives under such plan other than a $7,500 bonus to Scott Schwartzman. In addition, no bonus was paid to our chief executive officer under such plan.

  Long-Term Incentives

     Our stock option program is designed to align the long-term interest of executives, certain middle managers and other key personnel to the long-term interests of our stockholders and therefore are typically granted upon commencement of employment. Stock options are granted at an option price not less than the fair market value of our common stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. Furthermore, stock options are typically subject to a 24-month vesting period. The committee awards stock options on the basis of individual performance and/or achievement of internal strategic objectives. This approach focuses executives on the creation of stockholder value over the long term and encourages equity ownership in our company.

     On March 31, 2003, pursuant to our 2000 Stock Incentive Plan, we granted to Mr. Schwartzman options to purchase 250,000 shares of our common stock. The exercise price of these options is $0.26 per share, and one-half of the options vest on each of March 31, 2004 and 2005.

  Conclusion

     We believe that attracting and retaining management and employees of high caliber is essential to maintaining a high-performing organization that creates long-term value for its stockholders. We also believe that offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of officers and other key employees with those of our stockholders. We believe that our 2003 fiscal year compensation program met these objectives.

                  Submitted by

                  COMPENSATION COMMITTEE

                  Thomas Unterberg   Timothy Wallace

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                           RELATED PARTY TRANSACTIONS

     We entered into a note purchase agreement on May 6, 2002 with C. E. Unterberg, Towbin Private Equity Partners II-Q, L.P., C. E. Unterberg, Towbin Private Equity Partners II, L.P., certain other entities affiliated with Mr. Unterberg, a member of our board of directors, and other investors pursuant to which we agreed to issue and sell to those investors 10% convertible promissory notes for an aggregate principal amount of $3,000,000. On June 19, 2002, we amended the note purchase agreement to increase the amount of convertible notes issuable to $3,250,000. Of the $3,250,000 of convertible notes issued, convertible notes with an aggregate principal amount of $2,635,000 were acquired by Mr. Unterberg and entities affiliated with him, who collectively owned approximately 20% of our stock prior to the acquisition of convertible notes. The note purchase agreement provided for a maturity date of 18 months from the closing date, interest at 10% per annum, and a conversion price of $0.30 per share. In March 2003, our convertible notes were amended to extend the maturity date to July 15, 2004 and to reduce the conversion price to $0.25 per share. Interest could be paid in cash or additional convertible notes, at our option. On October 31, 2002, April 30, 2003 and October 31, 2003, we issued additional convertible notes in payment of interest due on those dates. The convertible notes were senior unsecured obligations that rank senior to all future subordinated indebtedness, pari passu to all existing and future senior, unsecured indebtedness and subordinate to all existing and future senior secured indebtedness.

     All of the convertible notes were converted into common stock in February 2004.

     C.E. Unterberg, Towbin, LLC served as one of the placement agents for us in connection with our private placement of an aggregate of 12,307,692 shares of common stock and warrants to purchase up to an aggregate of 6,153,846 shares of common stock. In connection with the private placement, C.E. Unterberg, Towbin, LLC received a placement fee of $240,000. Affiliates of C.E. Unterberg, Towbin, LLC purchased $455,000 of units in the private placement. In addition, entities with respect to which Thomas Unterberg has or shares voting power purchased $162,500 of units in the private placement.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the S&P 500 Application Software Index for the period beginning on August 25, 2000, the date of our initial public offering, and ending on the last day of our last completed fiscal year. In previous years, we used the S&P Computer Software and Services Index, but that index is no longer available. The graph assumes an investment of $100 in our stock and the two indices, respectively, on August 25, 2000, and further assumes the reinvestment of all dividends. Stock price performance, presented for the period from August 25, 2000 to December 31, 2003, is not necessarily indicative of future results.
(PERFORMANCE CHART)

                                                                                                           S&P 500 APPLICATION
                                                          SVCW               NASDAQ COMPOSITE INDEX          SOFTWARE INDEX
                                                          ----               ----------------------        -------------------
Aug-00                                                   100.00                      100.00                      100.00
Dec-00                                                    54.10                       61.11                       87.08
Dec-01                                                     3.66                       48.25                       60.19
Dec-02                                                     6.86                       33.04                       31.16
Dec-03                                                     6.86                       49.56                       45.20

--------------------------------------------------------------------------
                       8/25/00   12/31/00   12/31/01   12/31/02   12/31/03
--------------------------------------------------------------------------
 SVCW                  $100.00    $54.10     $ 3.66     $ 6.86     $ 6.86
 Nasdaq Composite
  Index                $100.00    $61.11     $48.25     $33.04     $49.56
 S&P 500 Application
  Software Index       $100.00    $87.08     $60.19     $31.16     $45.20

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                            INDEPENDENT ACCOUNTANTS

     Effective April 15, 2002, we dismissed our independent accountants, Ernst & Young LLP. Effective April 17, 2002, we engaged the services of
PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002 to replace Ernst & Young LLP.

     Upon recommendation by our audit committee, the accounting firm of PricewaterhouseCoopers LLP was approved by our board of directors to serve as our independent accountants for the year ending 2003. We have been advised that neither PricewaterhouseCoopers LLP nor any of its associates has a material interest in our company or any affiliate of ours. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be afforded an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from stockholders. Representatives of Ernst & Young LLP are not expected to be present at the meeting.

     The reports of Ernst & Young LLP on our financial statements for the previous two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of our financial statements for each of the two fiscal years ended December 31, 2001 and December 31, 2000, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K ("Regulation S-K"), promulgated under federal securities laws occurred within the two most recent fiscal years ended December 31, 2001 or within any subsequent interim period.

     During the two most recent fiscal years ended December 31, 2003, we did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

                       FEES PAID TO INDEPENDENT AUDITORS

  Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for the audit of our annual financial statements, the reviews of our financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the accounting firm in connection with statutory and regulatory filings were approximately $113,550 for the year ended December 31, 2003 and $120,363 for the year ended December 31, 2002.

     The aggregate fees billed by Ernst & Young LLP for the audit of our annual financial statements, the reviews of our financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the accounting firm in connection with statutory regulatory filings were approximately $22,800 for the year ended December 31, 2002. No such fees were incurred to Ernst & Young LLP in 2003.

  Audit-Related Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that were reasonably related to the performance of the audit and reviews referred to above were approximately $3,500 for the year ended December 31, 2003 and $13,884 for the year ended December 31, 2002. The fees in 2003 were attributable to travel expenses related to the audit. The fees in 2002 were attributable to travel expenses related to the audit and S-3 filings.

     The aggregate fees billed by Ernst & Young LLP for assurance and related services that were reasonably related to the performance of the audit and reviews referred to above were approximately $15,233 for the year ended December 31, 2002. These fees primarily related to S-3 filings. No such fees were incurred to Ernst & Young LLP in 2003.

  Tax Fees

     No fees were billed for tax compliance, tax advice and tax planning rendered by PricewaterhouseCoopers LLP or Ernst & Young LLP during 2003 or 2002.

  All Other Fees

     The aggregate fees billed for all other non-audit services rendered by PricewaterhouseCoopers LLP to us were approximately $7,200 for the year ended December 31, 2002. These fees primarily related to the

August 28, 2002 tender offer and consultation regarding our stock option plan. No such fees were incurred in 2003.

     The aggregate fees billed for all other non-audit services rendered by Ernst & Young LLP to us were approximately $12,100 for the year ended December 31, 2002. These fees primarily related to revenue recognition consultation. No such fees were incurred in 2003.

     All non-audit services require an engagement letter to be signed prior to commencing any services. The engagement letter must detail the fee estimates and the scope of services to be provided. The current policy of our audit committee is that the audit committee must be informed of the non-audit services in advance of the engagement and the audit committee's responsibilities in this regard may not be delegated to management.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2005 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at One North Shore Centre, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania 15212, attention: Frank Lauletta, Secretary, not later than February 1, 2005, since we intend to hold our 2005 annual stockholders' meeting in June and to mail proxy material by June 1, 2005.

     Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advanced notice of such proposal to us at the aforementioned address not later than April 17, 2005. If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as our board of directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these other applicable requirements.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at One North Shore Centre, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania 15212, or call us at (412) 222-4450. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                 OTHER MATTERS

ACTION ON OTHER MATTERS AT THE ANNUAL MEETING

     At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                                          By Order of the Board of Directors,

                                          LOGO

                                          FRANK LAULETTA
                                          Secretary

                                                                      APPENDIX A

                          CERTIFICATE OF AMENDMENT OF
                           THIRD AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                         SERVICEWARE TECHNOLOGIES, INC.

     ServiceWare Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

     FIRST: That the Board of Directors of the Company adopted the following resolutions on [ ] with respect to amendment and restatement of Article IV of the Company's Third Amended and Restated Certificate of Incorporation (the "Charter Amendment"):

     NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Third Amended and Restated Certificate of Incorporation be amended in its entirety to read as follows:

                                   ARTICLE IV
                                 CAPITAL STOCK

     I. The total number of shares of stock which the corporation shall have authority to issue is Fifty Five Million (55,000,000) shares, which shall be divided into two classes as follows:

          A. Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share; and

          B. Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share. The corporation's Board of Directors is hereby expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be permitted under the General Corporation Law of the State of Delaware and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority expressly vested in the Board of Directors hereby.

     II. Reverse Stock Split. At the time this amendment becomes effective (the "Reverse Split Date"), each share of Common Stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this Paragraph II as the "Old Common Stock") automatically and without any action on the part of the holder thereof will be reclassified and changed into [add approved fraction] of a share of new Common Stock, par value $.01 per share (referred to in this Paragraph II as the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the corporation for cancellation, a certificate or certificates (the "New Certificate", whether one or more) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.

     From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the corporation. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the corporation for cancellation, an amount in cash equal to the product of
(i) the closing trading price of the corporation's Common Stock on the trading date immediately before the effective date of this amendment and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of nine-tenths of one share of New Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the corporation that such taxes are not payable. From and after the Reverse Split Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the One Cent ($.01) par value of each such share.

     SECOND: That pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the Charter Amendment.

     THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ServiceWare Technologies, Inc. has caused this Certificate to be signed by Kent Heyman, its Chief Executive Officer and
President, this           day of           , 2004.

                                          SERVICEWARE TECHNOLOGIES, INC.

                                          By:
                                          Name: Kent Heyman
                                          Title: President and Chief Executive
                                          Officer

                                                                      APPENDIX B

                         SERVICEWARE TECHNOLOGIES, INC.

                            AUDIT COMMITTEE CHARTER

     Pursuant to the Bylaws of ServiceWare Technologies, Inc. (the "Corporation"), the Board of Directors (the "Board") of the Corporation has established an Audit Committee (the "Committee") to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Corporation's stockholders and others, the systems of internal controls which management and the Board have established, and the audit processes. The Board further adopts this charter, effective May 18, 2000 to establish the governing principles of the Committee.

I. PURPOSES OF THE AUDIT COMMITTEE

     The Committee has three primary purposes:

          A. To serve as an independent and objective party to monitor and oversee the Corporation's accounting and financial reporting policies and practices and its internal controls;

          B. To oversee the quality and objectivity of the Corporation's financial statements and the independent audit thereof by, among other things, reviewing and appraising the audit efforts of the Corporation's independent auditors and internal audit function; and

          C. To provide avenues of candid and forthright communication, and to act as liaison, among the independent auditors, the Corporation's management and the full Board.

     The function of the Committee is oversight; it is management's responsibility to maintain appropriate systems for accounting and internal control, and the independent auditors' responsibility to plan and carry out a proper audit.

     The duties and responsibilities of a member of the Committee are in addition to that individual's duties as a member of the Board.

II. MEMBERSHIP REQUIREMENTS AND STRUCTURE

          A. The Committee shall consist of at least three members.

          B. Each Committee member shall be appointed by the Board, to serve for a term established by the Board at the time of such appointment. Committee members can serve successive terms without limitation.

          C. Each Committee member shall be a member of the Board who is not then, nor at any time during the three years prior to such member's appointment to the Committee, an employee of the Corporation or any of its affiliates. In addition, each Committee member shall meet the then-prevailing standard of "independence" for Audit Committee membership applicable under the rules of the National Association of Securities Dealers ("NASD"). Each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of the member's independent judgment as a member of the Committee.

          D. All members of the Committee shall be financially literate (i.e., shall have a familiarity with basic finance and accounting practices, including an understanding of financial statements, balance sheets, income statements and cash flow statements). At least one member of the Committee shall have an accounting or financial management background and expertise (e.g., past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities, professional certification, or any other comparable experience or background which results in financial sophistication).

          E. The above notwithstanding, however, the Board, under exceptional and limited circumstances, may appoint one member of the Board to the Committee who is not "independent" under the applicable

     NASD rules. Such appointment may be made where the individual is neither a current employee nor an immediate family member of an employee and the Board has determined that his/her membership on the Committee is required by the best interests of the Corporation and its stockholders. In such event, the Board shall disclose, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination.

          F. Either the Board or the Committee shall elect from the members of the Committee a Chairperson, who shall serve in such capacity for the term established by the Board or the Committee at the time of such election, and who shall preside over each meeting of the Committee. Such Chairperson may serve successive terms in this capacity without limitation. The Chairperson may be removed from this position by the Board or the Committee. In the event of resignation, removal or death of a Chairperson, a new Chairperson shall be elected as set forth above.

          G. The Committee shall provide to the Board any periodic written confirmation of its qualification under the NASD rules as may be required under such rules.

          H. The Board may at any time, and in accordance with the Corporation's Bylaws, change the membership of the Committee, fill vacancies, designate alternate members, and replace any absent or disqualified member.

III. SCOPE OF RESPONSIBILITIES

     The responsibilities of the Committee shall in general include, but not be limited to, the following:

          A. The Committee shall review (i) the results of each external audit, including any qualifications in the independent auditors' opinion, (ii) any related management letter, (iii) management's responses to recommendations made by the independent auditors in connection with the audit, (iv) any reports submitted to the Committee by any internal auditing department or staff of the Corporation that are deemed by the Committee to be material to the Corporation as a whole, and (v) management's responses to any such reports.

          B. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Corporation to assist it in conducting an investigation into any matter within the scope of its responsibilities.

          C. The Committee shall oversee management in the maintenance of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation by:

             1. reviewing the Corporation's audited financial statements and considering any significant disputes between the Corporation's management and the independent auditors that arose in connection with the preparation of those financial statements;

             2. reviewing, in consultation with the Corporation's independent auditors, major changes in auditing and accounting principles and practices to be followed when preparing the Corporation's financial statements;

             3. providing for the review by the Corporation's independent auditors of the Corporation's interim financial reports before they are filed with the Securities and Exchange Commission (the "SEC") and of the Corporation's quarterly and annual earnings releases before they are made public; and

             4. reviewing legal and regulatory matters that may have a material impact on the Corporation's financial statements.

          D. The Committee shall oversee management's maintenance of processes designed to assure that an adequate system of internal controls is functioning within the Corporation by:

             1. reviewing periodically the Corporation's internal controls and considering, in consultation with the independent auditors and the Corporation's senior internal financial and accounting executives, the independent auditors' report on the adequacy and functioning of the Corporation's internal controls;

             2. reviewing periodically the risk assessment processes utilized in order to comply with the guidelines of the Institute of Internal Auditors and generally accepted auditing standards as promulgated by the American Institute of Certified Public Accountants; and

             3. reviewing the correction of controls, if any, deemed to be deficient.

          E. The Committee shall review and appraise the Corporation's independent auditors and the audit process by:

             1. with the Board, having the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement), who are ultimately accountable to the Board and the Committee, as representatives of the stockholders of the Corporation;

             2. obtaining from the independent auditors on a periodic basis a formal written statement delineating all relationships (audit and non-audit) between the auditors and the Corporation and its affiliates, and actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditors;

             3. reviewing the independent auditors' annual engagement letter, including the auditors' compensation and the proposed scope and terms of their engagement;

             4. reviewing with management and the independent auditors significant risks and exposures, audit activities and significant audit findings;

             5. directing the attention of the auditors to specific matters or areas deemed by the Committee to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

             6. investigating improprieties or suspected improprieties in corporate operations;

             7. reviewing the Corporation's audited financial statements and related footnotes and the independent auditors' opinion with respect to such financial statements; and

             8. providing a report to the Board, for inclusion in the Corporation's proxy statement beginning with the proxy statement for the Corporation's Annual Meeting of Stockholders in 2001, which shall include the Committee's statements that it has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and (iii) received from the independent auditors disclosures regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the auditors the auditors' independence. Said report shall also include the Committee's statement as to whether, based on the review and discussions above, it recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC. The disclosures in this report shall appear over the printed names of each member of the Committee.

          F. The Committee shall provide avenues of communication among the independent auditors, the full Board and the management.

IV. MEETINGS AND CHARTER

          A. The Committee will review and reassess its formal charter on an at least annual basis and recommend any changes to the Board. The full text of the charter shall be reported to the Corporation's stockholders in an annual proxy statement at least once every three (3) years and after any significant modification is approved by the Board.

          B. The Committee will meet in person or by telephone conference call as permitted by the Corporation's Bylaws at least four times per year. The Committee is empowered to hold special meetings as circumstances require, and as may be called by the Chairperson or any member of the Committee or at the request of the independent auditors.

          C. The Committee will provide opportunities for communication at its meetings, by holding separate sessions with members of the Corporation's management and the independent auditors, as deemed appropriate by the Committee, at which representatives of each can discuss with the Committee topics germane to its purposes, and which the Committee or these groups believe should be discussed privately.

V. GUIDELINES FOR RECOMMENDATION OF INDEPENDENT AUDITORS

     In connection with the selection of the Corporation's independent auditors, the Committee shall consider all factors it deems relevant, including but not limited to:

          A. the firm's membership in the SEC practice section of the American Institute of Certified Public Accountants and compliance with that organization's requirements for peer review and independence;

          B. the firm's basic approach and techniques;

          C. the firm's knowledge and experience in the Corporation's industry and other companies in the industry serviced by the firm;

          D. the procedures followed to assure the firm's independence;

          E. the firm's policy regarding rotation of personnel assigned to the engagement;

          F. the firm's other quality control procedures;

          G. the nature and quality of other services offered by the firm;

          H. the firm's manner of communicating weaknesses noted in the Corporation's independent control system;

          I. the firm's basis for determining fees; and

          J. the attitude of the Corporation's management toward the firm.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                         SERVICEWARE TECHNOLOGIES, INC.
                                DECEMBER 7, 2004



                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


   - Please detach along perforated line and mail in the envelope provided. -

------------------------------------------------------------------------------------------------------------------------------------
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             FOR  AGAINST  ABSTAIN
1. ELECTION OF CLASS I DIRECTORS:                 2. Approve an Amendment to the Company's Certificate of    [ ]    [ ]      [ ]
                                                     Incorporation that will Allow the Board of Directors
                        NOMINEES:                    to Effect a Reverse Stock Split At Its Discretion of
[ ] FOR ALL NOMINEES    O Robert Hemphill, Jr.       up to One-For-Twelve.
                        O Thomas Unterberg
                                                 3.  Approve an Amendment to the Company's Certificate of    [ ]    [ ]      [ ]
[ ] WITHHOLD AUTHORITY                               Incorporation to Decrease the Number of Authorized
    FOR ALL NOMINEES                                 Shares of Common Stock from 100,000,000 to 50,000,000,
                                                     but only if a Reverse Stock Split is Completed.
[ ] FOR ALL EXCEPT
    (See instructions below)                     4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.






INSTRUCTION: To withhold authority to vote for
-----------  any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the
             circle next to each nominee you wish
             to withhold, as shown here:
-------------------------------------------------






-------------------------------------------------
To change the address on your account, please
check the box at right and indicate your new
address in the address space above. Please    [ ]
note that changes to the registered name(s)
on the account may not be submitted via this
method.
-------------------------------------------------
                         -----------------------      ----------                         -----------------------      ----------
Signature of Stockholder                         Date:          Signature of Stockholder                         Date:
                         -----------------------      ----------                         -----------------------      ----------
    NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
          When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                         SERVICEWARE TECHNOLOGIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 7, 2004

     The undersigned hereby appoints Kent Heyman and Scott Schwartzman, or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock held of record on November 1, 2004, at the Annual Meeting of the Stockholders to be held on December 7, 2004 at 1:30 p.m. (local time) at the Company's offices at One North Shore Centre, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania 15212, or any adjournment thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)




                                                                      14475

                        ANNUAL MEETING OF STOCKHOLDERS OF

                         SERVICEWARE TECHNOLOGIES, INC.
                                DECEMBER 7, 2004

                           ---------------------------
                            PROXY VOTING INSTRUCTIONS
                           ---------------------------


MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.
                     - OR -                                          ---------------------------------------
TELEPHONE - Call toll-free 1-800-PROXIES                                COMPANY NUMBER
(1-800-776-9437) from any touch-tone telephone                       ---------------------------------------
and follow the instructions. Have your proxy card                       ACCOUNT NUMBER
available when you call.                                             ---------------------------------------
                     - OR -
INTERNET - Access "www.voteproxy.com" and                            ---------------------------------------
follow the on-screen instructions. Have your proxy
card available when you access the web page.

------------------------------------------------------------------------------------------------------------------------------------
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
------------------------------------------------------------------------------------------------------------------------------------


   - Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

------------------------------------------------------------------------------------------------------------------------------------
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                              FOR  AGAINST  ABSTAIN
1. ELECTION OF CLASS I DIRECTORS:                    2. Approve an Amendment to the Company's Certificate of  [ ]    [ ]      [ ]
                                                        Incorporation that will Allow the Board of Directors
                                                        to Effect a Reverse Stock Split At Its Discretion
                            NOMINEES:                   of up to One-For-Twelve.
[ ] FOR ALL NOMINEES        O Robert Hemphill, Jr.
                            O Thomas Unterberg       3. Approve an Amendment to the Company's Certificate of  [ ]    [ ]      [ ]
                                                        Incorporation to Decrease the Number of Authorized
[ ] WITHHOLD AUTHORITY                                  Shares of Common Stock from 100,000,000 to 50,000,000,
    FOR ALL NOMINEES                                    but only if a Reverse Stock Split is Completed.

[ ] FOR ALL EXCEPT                                   4. In their discretion, the proxies are authorized to vote upon such other
    (See instructions below)                            business as may properly come before the meeting.








INSTRUCTION: To withhold authority to vote for any
------------ individual nominee(s), mark "FOR ALL
             EXCEPT" and fill in the circle next to
             each nominee you wish to withhold, as
             shown here:
-----------------------------------------------------







-----------------------------------------------------
To change the address on your account, please
check the box at right and indicate your new
address in the address space above. Please      [ ]
note that changes to the registered name(s)
on the account may not be submitted via this
method.
-----------------------------------------------------

                         -----------------------      ----------                         -----------------------      ----------
Signature of Stockholder                         Date:           Signature of Stockholder                        Date:
                         -----------------------      ----------                         -----------------------      ----------


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.